Exhibit 5.3

                                 March 16, 1998



VIA FAX

Matthews Osnos, Esquire
O'Malley, Miles, Nylen & Gilmore
11785 Beltsville Drive, 10th Floor
Beltsville, Maryland  20705

         RE:      Watkins Park Plaza
                  Prince George's County, Maryland

Dear Matt:

         The purpose of this letter is to amend that certain Real Estate Purchase Agreement dated March 9, 1998 ("Purchase Agreement") by and between Watkins Park Plaza Limited Partnership ("Seller") and First Washington Realty Limited Partnership ("Purchaser") as follows:

         1. The date referenced in the definition of the "Closing Date" appearing in Section 4 of the Purchase Agreement shall be changed from March 18, 1998 to March 20, 1998; and

         2. The date referenced in the fourth (4th) line of the definition of the "Open Matters" appearing in Section 13(c) of the Purchase Agreement shall be changed from March 16, 1998 to March 20, 1998.

         Please arrange for Seller to execute this letter in the space provided below and return the executed original to Henry M. Renaud via fax today at 301-907-4911 so as to evidence and memorialize Seller's agreement to the foregoing.

                                  FIRST WASHINGTON REALTY
                                  LIMITED PARTNERSHIP

                                  By: First Washington Realty Trust, Inc., Its general partner


                                           By: /s/ Henry M.Renaud
                                               Henry M. Renaud
                                               Assistant Secretary

cc:      Mitchell M. Gaynor (via facsimile)
         Jeffrey S. Distenfeld, Esquire


                     [signatures continue on following page]

Matthews Osnos, Esquire
March 16, 1998
Page 2

SEEN, AGREED AND CONSENTED TO
this 16th day of March, 1998:

WATKINS PARK PLAZA
LIMITED PARTNERSHIP

By:      W&D Ventures II Corp.,
         Its General Partner


         By:/s/Mitchell M. Gaynor
            Mitchell M. Gaynor
            Senior Vice President

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